Exhibit 99.1

USA Equities Corp (USAQ) Announces Name Change to QHSLab, Inc.

The name change comes from the strong brand recognition garnered by the company’s flagship product, QHSLab

WEST PALM BEACH, FL – (April 19, 2022) – USA Equities Corp (USAQ: OTCQB) has announced that the company is now named QHSLab, Inc. after receiving FINRA approval. The name change signals an exciting moment of growth for the company that provides digital health solutions and point of care diagnostic tests to primary care physicians. The company’s flagship product, QHSLab, has garnered brand recognition, and after reviewing strong 2021 earnings, company leadership decided to make QHSLab, Inc. the company’s name.

QHSLab, Inc. is a medical device technology company focused on enabling primary care physicians (PCPs) to increase their revenues by providing, value-based tools to evaluate and treat chronic disease through reimbursable procedures. QHSLab, Inc. will continue to be led by a group of concerned doctors, academics, health professionals, informatics, and information technology professionals. Likewise, the mission remains the same: equipping individuals to take control of their health through physician-directed digital medicine and innovative, AI-enhanced, preventive health technologies that streamline the care process.

“Our name change is a natural step in the growth process for our company and signals the strength of our brand. QHSLab’s brand name and recognition has continued to gain strength since we launched our platform. We are expanding our product portfolio so making the name change from USA Equities Corp. to QHSLab, Inc. was a fairly straightforward decision,” said Troy Grogan, President and CEO of QHSLab, Inc. “We’re thrilled with the progress we made in 2021 and have continued momentum through Q1 launching new digital products to our physician client base this year,” concluded Grogan.

For more information, please visit www.usaqcorp.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess their patients’ responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com